Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independence Contract Drilling, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Independence Contract Drilling, Inc. (the “Company”) of our report dated March 28, 2018, relating to the financial statements of Sidewinder Drilling LLC (and Predecessor), which appears in Exhibit 99.3 to the Form 8-K filed by the Company on July 31, 2018. We also consent to the reference to us under the caption “Experts” in this Prospectus.

/s/ RSM US LLP

Houston, Texas

September 4, 2018